UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2020

Osmotica Pharmaceuticals plc

(Exact name of registrant as specified in its charter)

Ireland	001-38709	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Crossing Boulevard Bridgewater, NJ	08807
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (908) 809-1300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	OSMT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

On March 17, 2020, Carlos Sielecki informed the board of directors (the “Board”) of Osmotica Pharmaceuticals plc (the “Company”) that he would resign as a director, with such resignation effective immediately prior to the appointment of his successor to the Board.

On March 22, 2020, the Board appointed Joachim Benes to fill the vacancy on the Board resulting from the resignation of Mr. Sielecki, with such appointment effective on March 23, 2020. Mr. Benes is not expected to receive compensation for service as a member of the Board. The Board does not currently plan to appoint Mr. Benes to any committees of the Board. Mr. Benes was nominated by Altchem Limited to serve as a member of the Board pursuant to the Shareholders’ Agreement dated October 17, 2018 among the Company, Altchem Limited, affiliates of Avista Capital Partners and the other shareholders identified therein.

The Company and Osmotica Holdings US LLC, a subsidiary of the Company, will enter into indemnification agreements with Mr. Benes. The terms of Mr. Benes’s indemnification agreements with the Company and Osmotica Holdings US LLC are described in the Company’s Registration Statement on Form S-1 (File No. 333-227357) (the “Registration Statement”) and forms of such agreements were filed as Exhibit 10.24 and Exhibit 10.25, respectively, to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSMOTICA PHARMACEUTICALS PLC
Date March 23, 2020
	By:	/s/ Christopher Klein
Christopher Klein
General Counsel and Secretary